EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER (Japanese to English Translation)

JET NEKO, KK, a Japanese corporation (“Company A”) and JET NETO CO., LTD., a Japanese corporation (“Company B”) shall conclude AGREEMENT AND PLAN OF MERGER (this“Agreement”).

ARTICLE 1
THE MERGER

Company B shall be merged into Company A. Company A shall be the surviving company and Company B shall be dissolved.

ARTICLE 2
AMENDMENT OF ARTICLES OF INCORPORATION BY MERGER

1.    Company A shall amend the articles of incorporation by merger as follows;

“Article 1                  The Company’s name shall be JET NEKO CO., LTD. and JET NEKO INC. in English notation.

2.    This amendment shall be effective after the date of merger.

ARTICLE 3
DERIVERY OF STOCK IN MERGER

Company A shall allot and deriver the three stock of JET NEKO, INC, a Delaware Company (Company C) in exchange for the one stock of company B to the shareholders of Company B listed in its shareholders list at the date of merger as consideration for the merger.

ARTICLE 4
DESCRIPTION OF COMPANY C

Rough description of Company C shall be as follows;

1. Name                                               JET NEKO, INC.

2. State, Country                               Delaware, USA

3. Address                                          2-3-48, Ehiranishi, Miyazaki-shi, Miyazaki, Japan

4. Juridical personality                     Stock company and Pink Sheet Company

5. Articles of Incorporation             As per enclosure

6. Language                                       English

ARTICLE 5
CAPITAL RESERVE ETC. TO BE INCREASED

Company A shall not increase its capital stock. Its capital surplus, earned surplus and other retained earning shall be as follows;

1. Capital surplus                              245,000,000 JPY

2. Earned surplus                              350,000 JPY and amount of disposal of profit for fiscal year that Company B shall end on March 14, 2011.

3. Other retained earning   -58,749,597 JPY and amount of voluntary reserve and retained earning for fiscal year that Company B shall end at March 14, 2011. The account and amount to be increased shall be determined by Company A.

ARTICLE 6
SHAREHOLDERS’ MEETING FOR APPROVAL

1.                Company B shall hold the special meeting of shareholders on January 31, 2011 and propose the approval of this Agreement and resolutions for necessary matters. The date of the shareholders meeting may be changed by discussion between Company A and Company B as progress of procedure of the merger.

2.                Company A shall hold the special meeting of shareholders on January 31, 2011 and propose the approval of this Agreement and resolutions for necessary matters. The date of the shareholders meeting may be changed by discussion between Company A and Company B as progress of procedure of the merger.

ARTICLE 7
DATE OF MERGER

The date of merger shall be March 15, 2011. The date of merger may be changed by discussion between Company A and Company B as progress of procedure of the merger.

ARTICLE 8
SUCCESSION OF COMPANY’S PROPERTY

Company B shall calculate its property by the balance sheet as of April 30, 2010 and other documents of calculation of change of asset or liability from April 30, 2010 to the date of merger and Company A shall succeed the whole asset, liability, other rights and other duties from Company A at the date of merger.

ARTICLE 9
KEEPING OF COMPANY’S PROPERTY

Company A and Company B shall execute their respective business in attention by their managers and manage the whole company’s property from the date of this Agreement to the date of merger and if they make the action that have important effect on their property, rights and duties, they shall execute it by discussion between Company A and Company B.

ARTICLE 10
TREETMENT OF EMPLOYEES

Company A shall succeed all the employees of Company B as employees of Company A as of the date of merger. As to treatment of years of service, it shall be set by Company B’s calculation and as to other details, they shall be determined by discussion between Company A and Company B.

ARTICLE 11
TERM OF DIRECTORS

The directors of Company A who take office before the date of merger, they shall not resign at the annual meeting directly after the date of merger. Their term shall be set by Article 19 of Articles of Incorporation of Company A.

ARTICLE 12
CHANGE OF TERM, CANCELLATION OF AGREEMENT

If the condition of property or business of Company A or Company B is fluctuated by natural disaster or other unavoidable reason from the date of this Agreement to the date of merger, the terms of merger may be changed or this Agreement may be cancelled by discussion between Company A and Company B.

ARTICLE 13
EFFECT OF AGREEMENT

If this Agreement is not approved by the shareholders meeting of Company B or the government agencies concerned, the effect of this Agreement shall be lost.

ARTICLE 14
MATTERS EXCEPT THIS AGREEMENT

The necessary matters of merger except this Agreement shall be determined by discussion between Company A and Company B in accordance with the purpose of this Agreement.

Company  A and  Company  B  shall  make  and  stamp  two  written  agreements  and  keep  them respectively.

January 13, 2011

Company A

2-3-48, Ehiranishi, Miyazaki-shi, Miyazaki, Japan

JET NEKO KK
President  Shiryu Kobashikawa

Company B

2-3-48, Ehiranishi, Miyazaki-shi, Miyazaki, Japan

JET NEKO CO., LTD.
President  Shiryu Kobashikawa

I hereby certify that the above translation is true and accurate to the best of my knowledge.

Shiryu Kobashikawa, President of Company A and Company B